UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2013

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
As we have disclosed in previous filings, the Company's subsidiary that owns a shopping center commonly known as Algonquin Commons ceased paying the monthly debt service on the mortgage loans encumbering the property in June 2012. The subsidiary did so because it believed is was the only way to initiate discussions with a special servicer to restructure the loans. The Company hoped to reach an agreement with the special servicer that would revise the loan structure to make continued ownership of the property economically feasible. The property has not been generating sufficient cash flow to pay both principal and interest on the outstanding mortgage indebtedness due to ongoing vacancies and certain co-tenancy lease provisions, which allowed some tenants to reduce the monthly rent obligations. To facilitate discussions, the Company met with the special servicer at the special servicer's offices in Texas and made various proposals. In December, the special servicer attempted to sell the loans in an auction, in which it refused to accept the Company's high bid and declined to sell the notes to any other bidder.
The Company indirectly acquired Algonquin Commons from IN Retail Fund, L.L.C. in 2010 by acquiring 100% of the interests of IN Retail Fund Algonquin Commons, L.L.C., the special purpose entity that owns the property (the “Subsidiary Owner”). IN Retail Fund, L.L.C. is an unconsolidated joint venture (the “Joint Venture”) of the Company. The Joint Venture had acquired the property in 2006. Algonquin Commons is encumbered by mortgage indebtedness in the aggregate principal amount of approximately $90 million. As of the date of this report, the amount in arrears, equal to unpaid principal and interest is approximately $4.4 million.  In connection with its acquisition of the property in 2006, the Joint Venture agreed to guarantee payment of approximately $21 million of the total mortgage indebtedness (the “Payment Guaranty”). When the Company acquired the interests of the Subsidiary Owner from the Joint Venture in 2010, the Company agreed to assume all liabilities under the loan documents.
The Subsidiary Owner believes the Payment Guaranty has ceased and is of no further force and effect as a result of the property having met the performance metrics set forth in the Payment Guaranty. The Company believes that the total indebtedness is otherwise non-recourse to the Subsidiary Owner, the Joint Venture and the Company, subject to certain non-recourse carve-out guarantees.  These non-recourse carve-out guarantees are limited in scope and are subject to limitation of liability provisions in the mortgages.
On January 11, 2013, the Company received notice that a complaint had been filed in the Circuit Court of the Sixteenth Judicial District, Kane County, Illinois (Case #13CH12) by U.S. Bank National Association, as successor trustee for the registered holders of TIAA Seasoned Commercial Mortgage Trust 2007-C4, Commercial Mortgage Pass-Through Certificates, Series 2007-C4 (the “Plaintiff”), regarding Algonquin Commons alleging events of default under the loan documents. The Joint Venture, the Subsidiary Owner and Inland Commercial Property Management, Inc., a wholly owned subsidiary of the Company (“ICPM”), have each been named specifically as defendants, along with other non-affiliates of the Company. ICPM is not a party to the loan documents, and the Company believes it has no liability under them. The Company is not a defendant. Specifically, among other things, the complaint cites the Subsidiary Owner's failure since June 2012 to pay amounts due under the loan documents and the collection of rent since 2012 that is the property of the Plaintiff. On December 14, 2012, the Plaintiff accelerated the obligation of the Subsidiary Owner to pay all indebtedness owed under the loan documents and through the complaint seeks to foreclose on the real property and certain unspecified personal property located at, or used in connection with, the real property and seeks to enforce two non-recourse carve-out guarantees and the Payment Guaranty against the Joint Venture. The Plaintiff seeks an unspecified amount to be determined by the court with respect to the non-recourse carve-out guarantees.

Plaintiff has not specified in the complaint any particular provision of any of the non-recourse carve-out guarantees pursuant to which the guarantor might be required to perform. The Company does not believe that rent collected since 2012 is the property of the Plaintiff.
The Company cannot currently estimate the impact this dispute will have on the Company's consolidated financial statements and may not be able to do so until a final outcome has been reached.  As the Company has disclosed in a previous filing, if the Company is required to indemnify the Joint Venture for the full $18.6 million under the Payment Guaranty, making that payment could have a material adverse effect on the Company's consolidated statements of operations and comprehensive income for the period and the year in which it would be made.  The Company believes that its indemnification of the Joint Venture for any payments made under the Payment Guaranty and non-recourse carve-out guarantees would not have a material effect on the Company's consolidated balance sheets. If the Plaintiff obtains ownership of Algonquin Commons through the foreclosure process or otherwise, the Company expects to reduce both the assets and liabilities on its consolidated balance sheets by an roughly the same amount. Even if the Company has to pay to indemnify the Joint Venture for payments made pursuant to the Payment Guaranty, the Company believes that the expected effect of a foreclosure and release on the Company's consolidated balance sheets will result in an improvement in certain financial ratios and that the effect will be neutral to FFO.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this Current Report on Form 8-K (including documents incorporated herein by reference, if any) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2012, and as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this report to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: January 17, 2013	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer